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As filed with the Securities and Exchange Commission on March 20, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WARREN RESOURCES, INC. WARREN RESOURCES OF CALIFORNIA, INC. Exact name of registrant as specified in its charter	Maryland California State or other jurisdiction of incorporation or organization	11-3024080 33-0980072 I.R.S. Employer Identification No.

Warren Resources, Inc. 1114 Avenue of the Americas New York, NY 10036 (212) 697-9660	Warren Resources of California, Inc. 100 Oceangate Suite 950 Long Beach, CA 90802 (562) 590-0909

(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

David E. Fleming, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Warren Resources, Inc.
1114 Avenue of the Americas
New York, NY 10036
(212) 697-9660
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Alan L. Talesnick, Esq.
Melissa L. Mong, Esq.
Patton Boggs LLP
1801 California Street, Suite 4900
Denver, Colorado 80202
(303) 830-1776

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(2)

Senior Debt Securities

Subordinated Debt Securities

Common Stock, par value $.0001 per share

Preferred Stock, par value $.0001 per share

Depositary Shares(3)

Warrants

Stock Purchase Contracts
Stock Purchase Units in each case, of Warren Resources, Inc.

Guarantees of Warren Resources of California, Inc. with respect to Debt Securities of Warren Resources, Inc.(4)

TOTAL(4)	$200,000,000	$200,000,000	$200,000,000	$11,160.00

(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby. Subject to Rule 462(b) under the Securities Act, in no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed $200,000,000 or if any securities are issued in any foreign currencies, composite currencies or currency units, the U.S. dollar equivalent of $200,000,000. Such amount represents the principal amount of any Debt Securities (or issue price, in the case of Debt Securities issued at an original issue discount), and the issue price of any Common Stock, Warrants, Stock Purchase Contracts or any Stock Purchase Units. This Registration Statement includes such presently indeterminate number of securities registered hereunder as may be issuable from time to time upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this Registration Statement. No separate consideration will be received for any securities registered hereunder that are issued upon conversion of, or in exchange for, or upon exercise of, as the case may be, convertible or exchangeable securities.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act, and exclusive of accrued interest and dividends, if any.

(3)
Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or purchase contracts, which may or may not be separable from one another.

(4)
Warren Resources of California, Inc. will not receive separate consideration for the Guarantees with respect to the Debt Securities of Warren Resources, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION DATED MARCH 20, 2009

WARREN RESOURCES, INC.

$200,000,000

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units
Senior Debt Securities and Subordinated
Debt Securities Guaranteed by
Warren Resources of California, Inc.

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Our common stock is quoted on the NASDAQ Global Market under the symbol "WRES." On March 19, 2009, the closing sale price of our common stock was $1.04 per share.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        These securities are speculative and involve a high degree of risk. You should carefully read this prospectus, any applicable prospectus supplement and any information under the heading "Risk Factors" beginning on page 4 of this prospectus before making a decision to purchase our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2009.

        You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

i

FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus that are not historical are "forward-looking statements," as that term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that involve a number of risks and uncertainties.

        These forward-looking statements include, among others, the following:

  •
  our business and growth strategies;

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  our oil and natural gas reserve estimates;

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  our ability to successfully and economically explore for and develop oil and gas resources;

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  our exploration and development drilling prospects, inventories, projects and programs;

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  availability and costs of drilling rigs and field services;

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  anticipated trends in our business;

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  our future results of operations;

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  our liquidity and ability to finance our exploration and development activities;

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  market conditions in the oil and gas industry;

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  our ability to make and integrate acquisitions; and

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  the impact of environmental and other governmental regulation.

        These statements may be incorporated by reference into or found under various sections of this prospectus. Forward-looking statements are typically identified by use of terms such as "may", "will", "could", "should", "expect", "plan", "project", "intend", "anticipate", "believe", "estimate", "predict", "potential", "pursue", "target" or "continue", the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently.

        The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in or incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to a number of factors, including:

  •
  the failure to obtain sufficient capital resources to fund our operations and maintain adequate liquidity;

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  an inability to replace our reserves through exploration and development activities;

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  unsuccessful drilling activities;

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  a decline in oil or natural gas production or oil or natural gas prices;

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  incorrect estimates of required capital expenditures;

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  increases in the cost of drilling, completion and gas gathering or other costs of production and operations;

  •
  impact of environmental and other governmental regulation;

  •
  hazardous and risky drilling operations; and

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  an inability to meet growth projections.

        You should also consider carefully the statements contained in or incorporated by reference into other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

        All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

ABOUT THIS PROSPECTUS

        In this prospectus, "we," "us," "our" or "ours" refer to Warren Resources, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the "SEC"), utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our Internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.warrenresources.com. The information on our website is not a part of this prospectus.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file later with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below, which we filed with the SEC under the Exchange Act:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 7, 2008;

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  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 6, 2008;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended September 30 2008, filed on November 5, 2008;

  •
  Our Current Report on Form 8-K filed on September 5, 2008;

  •
  Our Current Report on Form 8-K filed on January 7, 2009;

  •
  The description of our common stock contained in our registration statement on Form 10 (File No. 000-33275) filed with the SEC pursuant to Section 12(g) of the Exchange Act on October 26, 2001, as amended; and

  •
  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, unless otherwise stated therein, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents.

        We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to Corporate Secretary, Warren Resources, Inc., 1114 Avenue of the Americas, 34th Floor, New York, NY 10036, telephone (212) 697-9660.

WARREN RESOURCES

        We are a growing independent energy company engaged in the exploration and development of domestic onshore oil and natural gas reserves. We focus our efforts primarily on our waterflood oil recovery programs and horizontal drilling in the Wilmington field within the Los Angeles Basin of California and on the exploration and development of coalbed methane ("CBM") properties located in the Rocky Mountain region. As of December 31, 2008, we owned natural gas and oil leasehold interests in approximately 175,725 gross, 101,453 net acres, approximately 80% of which are undeveloped. Substantially all our undeveloped acreage is located in the Rocky Mountains.

        From our inception in 1990 through 2003, we functioned principally as the sponsor of privately placed drilling programs and joint ventures. Under these programs, we contributed drilling locations, paid tangible drilling costs and provided turnkey drilling services, natural gas marketing services and well services to the drilling programs and retained an interest in the wells. Historically, a substantial portion of our revenue was attributable to these turnkey drilling services. After our initial public offering in 2004, we transitioned from being the sponsor of privately placed drilling programs to become a more traditional exploration and development company.

        Our common stock commenced trading on the NASDAQ National Market on December 17, 2004 under the trading symbol "WRES". On March 19, 2009, the last reported sale price of our common stock on the NASDAQ Global Market was $1.04 per share.

        Our executive offices are located at 1114 Avenue of the Americas, 34th Floor, New York, NY 10036, and our telephone number is (212) 697-9660. Warren Resources of California, Inc.'s principal offices are located at 100 Oceangate, Suite 950, Long Beach, CA 90802. Our website is www.warrenresources.com. Information on our website is not part of this prospectus.

RISK FACTORS

        You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors", before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described herein speculative or risky.

USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include reduction or refinancing of debt or other corporate obligations, the financing of capital expenditures, acquisitions and additions to our working capital. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table presents our ratios of consolidated earnings to fixed charges for the periods presented.

	Years Ended December 31,
	2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges(1)(2)	(44)	6	16	0	(1)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(3)	(43)	6	9	0	0

(1)
For purposes of calculating the ratios of consolidated earnings to fixed charges, earnings consist of income before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expensed, interest capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense.

(2)
Earnings for the years ended December 31, 2008, 2005 and 2004, were insufficient to cover fixed charges by $241.1 million, $4.4 million, $11.4 million, respectively.

(3)
Earnings for the years ended December 31, 2008, 2005 and 2004, were insufficient to cover fixed charges and preferred dividends by $241.2million, $8.1 million and $17.7 million, respectively.

 DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement, the use of any proceeds as well as any general terms described in this section that will not apply to those debt securities.

        Any debt securities issued using this prospectus ("Debt Securities") will be our direct unsecured general obligations and will be subject to the specific provisions and terms of the applicable Indentures. The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures among us, certain of our domestic subsidiaries, if our domestic subsidiaries are guarantors of the Debt Securities, and The Bank of New York Mellon (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and the Subordinated Indenture are called "Indentures."

        We are a holding company, and we conduct our operations primarily through subsidiaries. Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of our company and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary.

        We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular article or sections or defined terms of the Indentures, those article or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

        The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 2.06). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

        The Senior Debt Securities will rank equally with all of our other senior unsecured and unsubordinated debt ("Senior Debt"). The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under "—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

        If specified in the prospectus supplement, our domestic subsidiary, Warren Resources of California, Inc. (the "Subsidiary Guarantor"), will fully and unconditionally guarantee (the "Subsidiary Guarantee") the Debt Securities as described under "—Subsidiary Guarantee" and in the prospectus supplement. The Subsidiary Guarantee will be the unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the

Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt (Article XII).

        The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

  •
  the title of the Debt Securities;

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  whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

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  whether the Debt Securities will be issued as registered securities, bearer securities or a combination of both;

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  whether the Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

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  any limit on the aggregate principal amount of the Debt Securities;

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  the dates on which the principal of the Debt Securities will be payable;

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  the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

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  the places where payments on the Debt Securities will be payable;

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  whether the Debt Securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

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  any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

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  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

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  the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

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  whether the Debt Securities are defeasible;

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  any addition to or change in the Events of Default;

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  whether the Debt Securities will be issued pursuant to a medium-term note program;

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  whether the Debt Securities are convertible into our common stock, preferred stock or any of our other securities and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

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  any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

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  any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 2.06).

        The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by our company and may be in any currency or currency unit designated by us.

        Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Senior Debt Securities

        The Senior Debt Securities will be our unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness whether existing at the date of the Senior Indenture or subsequently incurred. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, the Senior Indenture will not limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities

        The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our secured indebtedness and Senior Debt, including the Senior Debt Securities, whether existing at the date of the Senior Indenture or subsequently incurred (Article XIV of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

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  the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

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  the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

        The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

        The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

        The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under "—Legal Defeasance and Covenant Defeasance."

Subsidiary Guarantee

        If specified in the prospectus supplement, the Subsidiary Guarantor will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

        Subject to the limitations described below and in the prospectus supplement, the Subsidiary Guarantor will, fully and unconditionally guarantee the prompt payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by the Subsidiary Guarantor being herein called the "Guaranteed Obligations"). The Subsidiary Guarantor will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to the Subsidiary Guarantor (Section 12.01).

        In the case of Subordinated Debt Securities, the Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. (Article XIV of the Subordinated Indenture).

        Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Subsidiary Guarantor to the fullest extent permitted by applicable law (Section 12.01).

        Each Subsidiary Guarantee will be a continuing guarantee and will:

  (1)
  remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

  (2)
  be binding upon the Subsidiary Guarantor; and

  (3)
  inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

        The prospectus supplement may specify circumstances under which the Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Conversion Rights

        The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Denomination, Exchange and Transfer

        The Debt Securities of each series will be issuable, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 2.09).

        Registered securities of any series that are not Global Securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

        You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the Trustee as security registrar for each Indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 2.06). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 4.02).

        If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing; or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 2.10).

Global Securities

        Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

        Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security, unless its terms so expressly permit, may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

  (1)
  the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

  (2)
  an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

  (3)
  other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Section 2.18).

        As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 2.18). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

        Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, any Trustee or any agent of ours will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the regular record date for such interest (Section 2.15).

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying

Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 4.02).

        Subject to any applicable abandoned property law, all money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 11.05).

Consolidation, Merger and Sale of Assets

        Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into us, unless:

  (1)
  the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

  (2)
  immediately before and after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

  (3)
  several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 10.01).

Highly Leveraged Transaction

        Unless otherwise specified in the prospectus supplement, the general provisions of the Indentures will not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving our company that may adversely affect holders of the Debt Securities.

Events of Default

        Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

  (1)
  failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

  (2)
  failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

  (3)
  failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

  (4)
  failure to perform or comply with the provisions described under "—Consolidation, Merger and Sale of Assets";

  (5)
  failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

  (6)
  Indebtedness of ourself, any Restricted Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million;

  (7)
  any judgment or decree for the payment of money in excess of $20.0 million is entered against us, any Restricted Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

  (8)
  certain events of bankruptcy, insolvency or reorganization affecting us, any Restricted Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

  (9)
  if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture) (Section 6.01).

        Unless otherwise specified in the prospectus supplement or the Indenture, if an Event of Default (other than an Event of Default with respect to Warren Resources, Inc. described in clause (8) above) with respect to the Debt Securities of any series at the time outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default with respect to Warren Resources, Inc. described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 6.01). For information as to waiver of defaults, see "—Modification and Waiver" below.

        Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity (Section 6.04). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 6.06).

        Unless otherwise specified in the prospectus supplement or the Indenture, no Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  (1)
  such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

  (2)
  the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

  (3)
  the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 6.04).

        However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 6.04).

        We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 4.06).

Modification and Waiver

        Unless otherwise specified in the prospectus supplement or in the Indenture, modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

  •
  change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

  •
  reduce the principal amount of, or any premium or interest on, any Debt Security;

  •
  reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

  •
  modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

  •
  except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

  •
  reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

  •
  reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

  •
  modify such provisions with respect to modification, amendment or waiver (Section 9.02).

        The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 6.06). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 6.06).

        Unless otherwise specified in the prospectus supplement, each of the Indentures will provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

  •
  the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

  •
  if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security; and

  •
  the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause).

        Certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding (Section 8.03).

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action.

Satisfaction and Discharge

        Unless otherwise specified in the prospectus supplement or the Indenture, each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

  (1)
  either:

  (a)
  all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

  (b)
  all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

  (2)
  we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

  (3)
  we have delivered an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied (Article XI).

Legal Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 11.02, relating to defeasance and discharge of indebtedness, which we call "legal defeasance," or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call "covenant defeasance."

        Legal Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have Section 11.02 applied to any Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

  •
  we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

  •
  no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under "—Events of Default," at any time until 121 days after such deposit;

  •
  such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

  •
  in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

  •
  we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Section 11.03).

        Covenant Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have Section 11.02 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under "—Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Section 11.02). If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantees will terminate (Section 11.02).

Notices

        Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Section 13.03).

Title

        We, the Subsidiary Guarantor, the Trustees and any of our agents may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 8.03).

Governing Law

        The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 13.04).

DESCRIPTION OF CAPITAL STOCK

General

        The authorized capital stock of Warren Resources, Inc. consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

        The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information."

Common Stock

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive proportionately any dividends if and when such dividends are declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        If we offer preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

  •
  the series, the number of shares offered and the liquidation value of the preferred stock;

  •
  the price at which the preferred stock will be issued;

  •
  the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

  •
  the liquidation preference of the preferred stock;

  •
  the voting rights of the preferred stock;

  •
  whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

  •
  whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

        Under the terms of our articles of incorporation, our board of directors is authorized to designate and issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

  •
  restricting dividends on the common stock;

  •
  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; and

  •
  delaying or preventing a change in control of our company.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation and Bylaws

        Our articles of incorporation and our bylaws contain provisions that might be characterized as anti-takeover provisions. These provisions may deter or render more difficult proposals to acquire control of our company, including proposals a stockholder might consider to be in his or her best interest, impede or lengthen a change in membership of the board of directors and make removal of our management more difficult.

  Classified Board

        Our articles of incorporation and bylaws provide that our board of directors are divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change their composition of our board. Our articles of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board.

  Filling Board of Directors Vacancies; Removal

        Any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares entitled to vote.

  Special Meetings of Stockholders

        Special meetings of stockholders may be called only by the board of directors pursuant to a resolution adopted by a majority of the board, either upon motion or upon written request by holders of at least 66 2/3% of the voting power of all shares entitled to vote, or by our president.

  Unanimous Consent of Stockholders Required for Action by Written Consent

        Under our articles of incorporation, stockholder action may be taken without a meeting only by unanimous written consent of all of our stockholders.

  Issuance of Preferred Stock

        As described above, our articles of incorporation authorize the board of directors to issue preferred stock from time to time, in one or more series, and the board of directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of any class of preferred stock, including the outstanding shares of preferred stock, while providing flexibility for many corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us.

  No Cumulative Voting

        The Maryland General Corporation Law provides that stockholders are not entitled to cumulative votes in the election of directors unless the articles of incorporation provide otherwise. Our articles of incorporation expressly prohibit cumulative voting.

  Maryland Business Statutes

        As a Maryland corporation, we are subject to the provisions of the Maryland General Corporation Law. Maryland law imposes restrictions on some business combinations and requires compliance with statutory procedures before some mergers and acquisitions can occur. These provisions of Maryland law may have the effect of discouraging offers to acquire us even if the acquisition would be advantageous to our stockholders. These provisions include:

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  Unsolicited takeover provisions.  Maryland law provides that the Board of Directors of a Maryland corporation is not subject to higher duties with regard to actions taken in a takeover context. These provisions may make it more difficult to effect an unsolicited takeover of a Maryland corporation. Maryland law also allows publicly held corporations with at least three independent directors to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers.

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  Business combination with interested stockholders.  The Maryland Business Combination Act provides that a Maryland corporation may not engage in business combinations with an "interested stockholder" or its affiliates, for five years after the most recent date on which the interested stockholder became an interested stockholder and thereafter unless the board approved the transaction the interested stockholder became an interested stockholder, or the Maryland corporation has exempted itself from the statute in its articles of incorporation. We have elected not to exempt the company from this statute. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless:

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  the board of directors recommended the transaction, and

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    the transaction was approved by 80% of the outstanding shares of voting stock entitled to be cast and by 66 2/3% of the votes entitled to be cast by holders of voting stock other than shares owned by the interested stockholder.

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  Acquisition of control shares.  The Maryland Control Share Acquisition Act provides, unless the Maryland corporation opts out of this statute, where a stockholder acquires issued and outstanding shares of a corporation's voting stock within one of the following ranges:

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  one-tenth or more but less than one-third,

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  one-third of more but less than a majority, or

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  a majority or more,

    stockholder approval of the acquisition must be obtained before the stockholder may vote the shares. The required stockholder vote is two-thirds of all votes entitled to be cast is required each time a stockholder acquires control shares in an amount sufficient to cross one of the thresholds noted above, excluding shares held by the corporation's directors.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an acquiring person statement and an undertaking to pay expenses for a special meeting, may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days after the demand to consider the voting rights of the acquired shares. If no request for a special meeting is made, the corporation may present the matter at a stockholders' meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem any or all of the control shares for fair value determined as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of those shares are considered and not approved. The corporation may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. A control share acquisition does not include any merger, consolidation or share exchange were we are a party to such transaction. Our bylaws contain a provision exempting any and all acquisitions by any person of our shares of common stock from the control share acquisition statute. Though not expected, our Board could cause us to become subject to this statute by amendment of our bylaws to eliminate the opt-out provision.

Anti-Takeover Provisions Under Rights Agreement

        On August 29, 2008, we entered into a Rights Agreement dated as of August 29, 2008 (the "Rights Agreement") with American Stock Transfer & Trust Company, LLC, as Rights Agent. The Rights Agreement is incorporated herein by reference to Exhibit 4.1 of our Form 8-A Registration Statement filed with the S.E.C. on September 5, 2008. A general description of the Rights Agreement is set forth below.

        Issuance of Rights for Outstanding Common Stock.    Pursuant to the Rights Agreement, we declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of our common stock, $0.0001 par value (the "Common Stock"). The Board of Directors set the payment date for the distribution of the Rights as September 9, 2008, and the Rights were distributed to our shareholders of record on that date. The description and terms of the Rights are set forth in the Rights Agreement.

        Exercisability and Rights Entitling Holders to Purchase Preferred Stock.    At any time after a Distribution Date (as defined below), but prior to the expiration or redemption of the Rights, each Right may be exercised at the stated purchase price of $45 per share (the "Purchase Price") (subject to adjustment) for one one-thousandth of a share of our Series B Junior Participating Preferred Stock (the "Preferred Stock"); provided, however, that the Rights (in accordance with the terms of the Rights Agreement and in lieu of being exercised for Preferred Stock) shall entitle the holder of the Right, upon exercise, to receive a certain number of shares of Common Stock, as described below.

        Exercisability in Case of Ownership of 20% or More of Outstanding Common Stock.    In the event that any person or group of affiliated or associated persons becomes an Acquiring Person (defined below), proper provision will be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise (for $45 per share) that number of shares of the Common Stock having a market value of $90, or two times the exercise price of the Right.

        The term "Acquiring Person" shall mean a person or group of affiliated or associated persons, whose Combined Ownership (defined below) of our Common Stock equals 20% or more of the Common Stock then outstanding, subject to certain limitations as set forth in the Rights Agreement.

        The term "Combined Ownership" shall mean the sum of a person's beneficial ownership and the person's derivative equity interest (including non-voting economic interests) in our Common Stock.

        Exercisability in Case of Merger or other Business Combination.    In the event that we are acquired in a merger or other business combination transaction or 50% or more of our assets or earning power is sold after the Distribution Date, proper provision will be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company that at the time of such transaction would have an aggregate market value of two times the exercise price of the Right.

        Exchange of the Rights for Common Stock.    At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, our Board of Directors may exchange each outstanding Right (other than Rights owned by such person or group which will have become void) in whole or in part, for one share of Common Stock (or, if there is an insufficient number of issued but not outstanding or authorized but unissued shares of Common Stock to permit such exchange, then one one-thousandth of a Preferred Share), subject to adjustment.

        Issuance of Rights for Common Shares Issued in the Future.    Following the Record Date and prior to a Distribution Date (as hereinafter defined), and prior to the expiration or redemption of the Rights, we will issue one Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) (i) for each new share of Common Stock issued or transferred by us after the Record Date and (ii) for each new share of Common Stock issued pursuant to the exercise of stock options or under employee plans or upon the exercise, conversion or exchange of securities issued by us after the effective date of the Rights Agreement. In any other case after a Distribution Date, we may issue Rights when we issue capital stock if the Board of Directors deems it to be necessary or appropriate but shall be under no obligation to do so.

        Rights Initially Not Exercisable.    The Rights are not exercisable until a Distribution Date. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

        Separation and Distribution of Rights.    The Rights will be evidenced by the certificates for shares of Common Stock registered in the names of the holders thereof, and not by separate right certificates until the earlier to occur of (i) the close of business on the tenth business day following a public announcement that an Acquiring Person acquired a Combined Ownership of 20% or more of the outstanding shares of the Common Stock (the "Shares Acquisition Date") and (ii) the later of (A) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date that a tender or exchange offer or intention to commence a tender or exchange offer by any person is first published, announced, sent or given within the meaning of Rule 14d-4(A) under the Securities Exchange Act of 1934, as amended, the consummation of which would result in any person having Combined Ownership of 20% or more of the outstanding shares of the Common Stock, and (B) if such a tender or exchange offer has been published, announced, sent or given before the date of the Rights Agreement, then the close of business on the tenth business day after the date the Rights Agreement was entered into (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person); (the earlier of such dates referred to in (i) and (ii), which date may include any such date that is after the date of the Rights Agreement but prior to the issuance of the Rights, being called the "Distribution Date").

        The Rights Agreement provides that, until a Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until a Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after September 9, 2008, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until a Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates, even without a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following a Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, other than an Acquiring Person or any affiliate or associate of an Acquiring Person, and such separate Right Certificates alone will evidence the Rights.

        Dividend, Liquidation and Redemption Rights of the Preferred Stock.    Each share of Preferred Stock purchasable upon exercise of the Rights will have a preferential quarterly dividend rate equal to the greater of $1.00 per share or 1,000 times the dividend declared on one share of the Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferential liquidation payment of $1,000 per share, but will be entitled to receive an aggregate liquidation payment equal to 1,000 times the payment made on one share of Common Stock.

        Each share of Preferred Stock will have 1,000 votes voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per one share of Common Stock. The Rights are protected by customary anti-dilution provisions.

        Anti-dilution Adjustments; Fractional Shares.    The Purchase Price payable, and the number of shares of the Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution, including: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the then-current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

        The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at our election, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

        Expiration.    The Rights will expire on August 31, 2011 (the "Final Expiration Date") unless the Final Expiration Date is extended or unless earlier redeemed or exchanged by us.

        Redemption of the Rights.    At any time prior to the earlier of (i) such time as any person or group becomes an Acquiring Person and (ii) the Final Expiration Date, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price").

        Immediately upon the action of the Board of Directors electing to redeem or exchange the Rights, we shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, or the shares of Common Stock or Preferred Stock exchangeable for the Rights, as applicable.

        Periodic Review.    At least once annually during the term of the Rights Agreement, a committee comprised of independent directors of the Company (the "Stockholder Rights Plan Committee") will review the Rights Agreement to determine whether the Rights Agreement remains in the interests of the Company and its stockholders. Following each such review, the Stockholder Rights Plan Committee will report its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether the Rights Agreement should be modified or the Rights should be redeemed.

        The foregoing description does not purport to be a complete description of all the terms of the Rights Agreement, Rights and the Preferred Stock. Please refer to the Rights Agreement and the Articles Supplementary of Junior Participating Preferred Stock, Series B, attached as Exhibit A to the Rights Agreement, for a complete description of the Rights and the Preferred Stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized selected provisions of the deposit agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

        Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

        Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $200,000,000.

DESCRIPTION OF WARRANTS

        We may issue warrants that entitle the holder to purchase debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

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  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

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  the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

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  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  United States federal income tax consequences applicable to such warrants;

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  the amount of warrants outstanding as of the most recent practicable date; and

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  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

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  if applicable, a discussion of material United States federal income tax considerations; and

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  any other information we think is important about the stock purchase contracts or the stock purchase units.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over—allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over—allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

SECURITIES AND EXCHANGE COMMISSION
POSITION ON CERTAIN INDEMNIFICATION

        Our directors and officers are indemnified by our articles of incorporation against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company to the fullest extent authorized by the Maryland General Corporation Law, as may be amended from time to time. Our articles of incorporation provide that we shall indemnify each director or officer:

  •
  to the fullest extent permitted by the Maryland General Corporation Law, or any similar provision or provisions of applicable law at the time in effect, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was at any time a director or officer, or is or was at any time serving at our request as a director, officer, employee, agent or trustee of another corporation, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan; and

  •
  to the fullest extent permitted by the common law and by any statutory provision other than the Maryland General Corporation Law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was at any time a director or officer, or is or was at any time serving at our request as a director, officer, employee, agent or trustee of another corporation, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Patton Boggs LLP, Denver, Colorado. As of March 12, 2009, attorneys employed by that law firm beneficially own approximately 40,700 shares of our common stock and 3,337 shares of our 8% convertible preferred stock.

EXPERTS

        The consolidated financial statements incorporated by reference into this prospectus have been so incorporated in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

        Information with respect to the oil and gas reserves associated with our oil and gas properties incorporated into this prospectus by reference is derived from the report of Williamson Petroleum Consultants, Inc., independent consulting petroleum engineers, and has been incorporated by reference herein upon the authority of said firm as experts with respect to the matters covered by such report and in giving such report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses (all of which are estimated) to be borne by us in connection with a distribution of securities registered under this Registration Statement.

SEC registration fee	$11,160
Printing fees and expenses	250,000
Accounting fees and expenses	100,000
Rating agency fees	75,000
Legal fees and expenses	100,000
Transfer Agent and Registrar, Trustee and Depositary fees and expenses	150,000
Miscellaneous	75,000

Total	$761,160

Item 15.    Indemnification of Directors and Officers.

        The Maryland General Corporation Law allows corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, unless it is established that:

  •
  the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the person actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

        Under Maryland law, indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible under the circumstances because the person met the applicable standard of conduct. This determination is required to be made:

  •
  by the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding or, if a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to the proceeding and who a majority of the board of directors designated to act in the matter;

  •
  by special legal counsel selected by the board or board committee by the vote set forth above, or, if such vote cannot be obtained, by a majority of the entire board; or

  •
  by the stockholders.

        If the proceeding is one by or in the right of the corporation, indemnification may not be provided as to any proceeding in which the person is found liable to the corporation.

        A Maryland corporation may pay, before final disposition, the expenses, including attorneys' fees, incurred by a director, officer, employee or agent in defending a proceeding. Under Maryland law, expenses may be advanced to a director or officer when the director or officer gives a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking to the corporation to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. Maryland law does not require that the undertaking be secured, and the undertaking may be accepted without reference to the financial ability of the director or officer to repay the advance. Unless limited by its articles of incorporation, a Maryland corporation is required to indemnify any director who has been successful, on the merits or otherwise, in defense of a proceeding for reasonable expenses. The determination as to reasonableness of expenses is required to be made in the same manner as required for indemnification.

        Under Maryland law, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person who is not a director seeking indemnification or advancement of expenses may be entitled under any charter, bylaw, agreement, vote of stockholders, vote of directors or otherwise.

        Our articles of incorporation provide that we shall indemnify each director or officer:

  •
  to the fullest extent permitted by the Maryland General Corporation Law, or any similar provision or provisions of applicable law at the time in effect, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was at any time a director or officer, or is or was at any time serving at our request as a director, officer, employee, agent or trustee of another corporation, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan; and

  •
  to the fullest extent permitted by the common law and by any statutory provision other than the Maryland General Corporation Law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was at any time a director or officer, or is or was at any time serving at our request as a director, officer, employee, agent or trustee of another corporation, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan.

        Additionally, our articles of incorporation provide that we may indemnify any of our employees or agents to the fullest extent permitted by the Maryland General Corporation Law, or any similar provision or provisions of applicable law at the time in effect, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was at any time our employee or agent, or is or was at any time serving at our request as a director, officer, employee, agent or trustee of another corporation, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan.

        Reasonable expenses incurred in defending any action, suit or proceeding described above shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by us.

        In addition to the general indemnification described above, Maryland law permits corporations to include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders:

  •
  to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received; or

  •
  to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        We have adopted, in our charter, a provision that eliminates and limits the personal liability of each of our directors and officers to the full extent permitted by the laws of the State of Maryland.

        We have entered into an indemnification agreement with each of our directors and officers against liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of a proceeding as to which they may be indemnified. These indemnification agreements are intended to be in addition to any other rights that the indemnitee may have under our certificate of incorporation, bylaws and applicable law.

Item 16.    Exhibits.

Exhibit No.	Description
1.1††	Form of Underwriting Agreement (Preferred Securities).
1.2††	Form of Underwriting Agreement (Debt Securities).
1.3††	Form of Underwriting Agreement (Equity Securities).
1.4††	Form of Underwriting Agreement (Stock Purchase Contracts).
1.5††	Form of Underwriting Agreement (Stock Purchase Units).
1.6††	Form of Distribution Agreement (Debt Securities).
2.1(1)	Stock Exchange Agreement, dated September 1, 2000, by and among the Registrant, Petroleum Development Corporation, James C. Johnson, Jr. and Gregory S. Johnson
3.1(11)	Articles of Incorporation of Registrant filed May 20, 2004 (Maryland)
3.2(8)	Bylaws of the Registrant, dated June 2, 2004
3.3(8)	Articles Supplementary (Series A 8% Cumulative Convertible Preferred Stock ($.0001 Par Value) (Maryland)
3.4(8)	Certificate of Correction to Articles Supplementary (Series A 8% Cumulative Convertible Preferred Stock) (Maryland)
3.5(8)	Articles Supplementary (Series A Institutional 8% Cumulative Convertible Preferred Stock ($.0001 Par Value) (Maryland)
3.6(8)	Certificate of Correction to Articles Supplementary (Series A Institutional 8% Cumulative Convertible Preferred Stock) (Maryland)
4.1(11)	Specimen Stock Certificate for Common Stock (Maryland)
4.2(6)	Form of Class A Common Stock Warrant
4.3(6)	Form of Class B Common Stock Warrant
4.4(2)	Form of Registration Rights Agreement made as of December 12, 2002, by and between Warren Resources the Investors in the Series A 8% Cumulative Convertible Preferred Stock.

Exhibit No.	Description
4.5(4)	Form of Subscription and Registration Rights Agreement dated February 3, 2004 by and between Warren Resources, Inc. and the Accredited Investors in Warren Resources, Inc.'s private placement dated January 21, 2004
4.6(8)	Form of Subscription and Registration Rights Agreement dated July 30, 2004 by and between Warren Resources, Inc. and the Accredited Investors in Warren Resources, Inc.'s private placement dated July 9, 2004
4.7(17)	Rights Agreement, dated as of August 29, 2008
4.8††	Form of Designating Amendment for Preferred Securities.
4.9††	Form of Deposit Agreement (including form of depositary receipt).
4.10††	Form of Certificate of Designations of Preferred Stock.
4.11††	Form of Warrant Agreement (Stock) (including form of Warrant).
4.12††	Form of Warrant Agreement (Debt) (including form of Warrant).
4.13††	Form of Stock Purchase Contract Agreement (including Pledge Agreement, if applicable).
4.14††	Form of Stock Purchase Unit Agreement.
4.15†	Form of Indenture (Senior Debt Securities).
4.16†	Form of Indenture (Subordinated Debt Securities).
4.17††	Form of Deposit Agreement.
4.18††	Form of Depositary Receipt (included in Exhibit 4.17).
5.1†	Opinion of Patton Boggs LLP
10.1(1)*	2000 Equity Incentive Plan for Warren E&P Subsidiary
10.2(1)*	Amendment to 2000 Stock Incentive Plan for Warren E&P Subsidiary
10.3(1)*	2001 Stock Incentive Plan
10.4(1)*	2001 Key Employee Stock Incentive Plan
10.5(1)*	Employment Agreement dated January 1, 2001, between the Registrant and Norman F. Swanton
10.6(1)*	Employment Agreement dated January 1, 2001, between the Registrant and Timothy A. Larkin
10.7(7)*	Amendment to Employment Agreement dated January 1, 2004, between the Registrant and Norman F. Swanton
10.8(13)*	Second Amendment to Employment Agreement dated June 17, 2005, between the Registrant and Norman F. Swanton
10.9(7)*	Amendment to Employment Agreement dated January 1, 2004, between the Registrant and Timothy A. Larkin
10.10(13)*	Second Amendment to Employment Agreement dated June 17, 2005, between the Registrant and Timothy A. Larkin
10.11(13)*	Employment Agreement dated as of July 1, 2005, between the Registrant and Lloyd Davies
10.12(13)*	Employment Agreement executed on June 17, 2005, between the Registrant and David E. Fleming
10.13(8)*	Employment Agreement dated January 1, 2004, between the Registrant and Ellis G. Vickers
10.14(1)*	Form of Indemnification Agreement
10.15(1)	Form of Partnership Production Marketing Agreement

Exhibit No.	Description
10.16(3)	Exchange Agreement dated as of the 11th day of December, 2002, between Anadarko E&P Company LP, and Warren Resources, Inc.
10.17(3)	Joint Exploration Agreement, dated December 13, 2002 between Warren Resources, Inc., Anadarko E&P Company LP, and Anadarko Land Corp.
10.18(3)	Form of Rocky Mountain Unit Operating Agreement Between Anadarko E&P Company, LP and Warren Resources, Inc.
10.19(9)	Purchase and Sale Agreement dated November 24, 2004 by and among Warren Resources of California, Inc., Magness Petroleum Company and Next Generation Investments, LLC.
10.20(9)	Settlement Agreement and Release dated November 24, 2004 by and among Warren Resources, Inc., Warren Resources of California, Inc., Warren E&P, Inc., Warren Development Corp. and Magness Petroleum Company.
10.21(12)	Asset Purchase Agreement dated December 9, 2005 by and among Warren Resources, Inc., Warren Resources of California, Inc., Warren E&P, Inc. and Global Oil Production, LLC and Wilmington Management, LLC
10.22(14)	Form of Asset Purchase Agreement
10.23(15)	First Amendment to Credit Agreement dated as of August 9, 2007 among Warren Resources, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A.
10.24(16)	Amended and Restated Credit Agreement dated as of November 19, 2007 among Warren Resources, Inc., as Borrower, Certain Subsidiaries of Borrower, as Guarantors, Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., as Administrative Agent, as a Lender and as Sole Bookrunner and Sole Lead Arranger, and the additional Lenders party thereto
10.25(18)	General Release and Severance Agreement dated effective as of January 1, 2009 between the Company and Lloyd G. Davies
12.1†	Statement regarding the computation of ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends.
14(5)	Code of Ethics for Senior Financial Officers
21.1(10)	Subsidiaries of the Registrant
23.1†	Consent of Williamson Petroleum Consultants, Inc.
23.2†	Consent of Grant Thornton LLP
23.3†	Consent of Patton Boggs LLP (included in Exhibit 5.1)
24.1†	Powers of Attorney (included on signature page of this registration statement).
25.1†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Indenture (Senior Debt Securities).
25.2†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Indenture (Subordinated Debt Securities).

*
Denotes a management contract or compensatory plan or arrangement.

†
Filed herewith.

††
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

(1)
Incorporated by reference to the Company's Registration Statement on Form 10, Commission File No. 000-33275, filed on October 26, 2001.

(2)
Incorporated by reference to the Company's Current Report on Form 8-K, Commission File No. 000-33275, filed on December 17, 2002.

(3)
Incorporated by reference to the Company's Current Report on Form 8-K, Commission File No. 000-33275, filed on December 24, 2002.

(4)
Incorporated by reference to the Company's Current Report on Form 8-K, Commission File No. 000-33275, filed on February 11, 2004.

(5)
Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, Commission File No. 000-33275, filed on March 31, 2003.

(6)
Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, Commission File No. 000-33275, filed on March 15, 2004.

(7)
Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, Commission File No. 000-33275, filed May12, 2004.

(8)
Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, Commission File No. 000-33275, filed on August 13, 2003.

(9)
Incorporated by reference to the Company's Current Report on Form 8-K, Commission File No. 000-33275, filed November 30, 2004.

(10)
Incorporated by reference to the Company's Registration Statement on From S-1/A, Commission File No. 333-118535, filed December 2, 2004.

(11)
Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No. 000-33275, filed on March 17, 2005.

(12)
Incorporated by reference to the Company's Current Report on Form 8-K, Commission File No. 000-33275, filed December 12, 2005.

(13)
Incorporated by reference to the Company's Current Report on Form 8-K, Commission File No. 000-33275, filed June 17, 2005.

(14)
Incorporated by reference to the Company's Current Report on Form 8-K, Commission File No. 000-33275, filed June 22, 2007.

(15)
Incorporated by reference to the Company's Current Report on Form 8-K, Commission File No. 000-33275, filed August 21, 2007.

(16)
Incorporated by reference to the Company's Current Report on Form 8-K, Commission File No. 000-33275, filed November 20, 2007.

(17)
Incorporated herein by reference to the Company's Form 8-A filed on September 5, 2008, Commission File No. 001-34169.

(18)
Incorporated by reference to the Company's Current Report on Form 8-K, Commission File No. 000-33275, filed January 7, 2009.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        6.     The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        7.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        8.     If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        9.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of March 2009.

WARREN RESOURCES, INC.
By:	/s/ NORMAN F. SWANTON Norman F. Swanton, Chairman and Chief Executive Officer

        Each person whose signature appears below as a signatory to this registration statement constitutes and appoints Norman F. Swanton and Timothy A. Larkin, or either one of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on March 20, 2009, in multiple counterparts with the effect of one original.

Signatures	Title

/s/ NORMAN F. SWANTON Norman F. Swanton	President, Chairman of the Board and Chief Executive Officer (principal executive officer)
/s/ TIMOTHY A. LARKIN Timothy A. Larkin	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)
/s/ DOMINICK D'ALLEVA Dominick D'Alleva	Director
/s/ CHET BORGIDA Chet Borgida	Director
/s/ ANTHONY L. COELHO Anthony L. Coelho	Director
/s/ LLOYD G. DAVIES Lloyd G. Davies	Director
/s/ LEONARD A. DECECCHIS Leonard A. DeCecchis	Director
/s/ JAMES MCCONNELL James McConnell	Director
/s/ THOMAS G. NOONAN Thomas G. Noonan	Director
/s/ ESPY PRICE Espy Price	Director
/s/ MICHAEL R. QUINLAN Michael R. Quinlan	Director